UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 21, 2021 (December 15, 2021)

Bowlero Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-40142	98-1632024
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7313 Bell Creek Road Mechanicsville, Virginia	23111
(Address of principal executive offices)	(Zip Code)

(804) 417-2000

(Registrant’s telephone number, including area code)

222 West 44th Street
New York, New York 10036

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	BOWL	The New York Stock Exchange
Warrants, each whole warrant exercisable for one share of common stock at an exercise price of $11.50 per share	BOWL WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

INTRODUCTORY NOTE

On December 15, 2021 (the “Closing Date”), Isos Acquisition Corporation, a Cayman Islands exempted Company, “Isos”) consummated its previously announced acquisition of Bowlero Corp., a Delaware corporation (“Old Bowlero”), pursuant to the business combination agreement, dated as of July 1, 2021, as amended (the “Business Combination Agreement”), between Old Bowlero and Isos (as defined below). In connection with the consummation of the transactions contemplated by the Business Combination Agreement, Isos was redomiciled as a Delaware corporation and Old Bowlero was merged with and into Isos, with Isos surviving the merger (the “Business Combination”). In addition, in connection with the consummation of the Business Combination, “Isos Acquisition Corporation” was renamed “Bowlero Corp.”

Unless the context otherwise requires, references to (i) “Bowlero” or the “Company” mean Bowlero Corp., a Delaware corporation, and its consolidated subsidiaries following the consummation of the Business Combination and (ii) “Isos” mean Isos Acquisition Corporation, a Cayman Islands exempted company, prior to the consummation of the Business Combination.

Item 1.01.	Entry into a Material Definitive Agreement.

Item 2.01 of this Current Report on Form 8-K discusses the consummation of the Business Combination and various other transactions and events contemplated by the Business Combination Agreement which took place on the Closing Date and is incorporated herein by reference.

Credit Agreement Amendment

On December 15, 2021, Bowlero entered into a Sixth Amendment (the “Sixth Amendment”) to that certain First Lien Credit Agreement, dated as of July 3, 2017, by and among Bowlero, Kingpin Intermediate Holdings LLC, as borrower (the “Borrower”), JPMorgan Chase Bank, N.A. (“JPM”), as administrative agent, and the lenders from time to time party thereto (as amended by (i) that certain First Incremental Amendment, dated as of March 28, 2018, (ii) that certain Second Amendment, dated as of July 5, 2018, (iii) that certain Third Incremental Amendment, dated as of November 20, 2019, (iv) that certain Fourth Amendment, dated as of June 10, 2020, and (v) that certain Fifth Amendment, dated as of September 25, 2020 (the “Existing Credit Agreement”; the Existing Credit Agreement, as amended by the Sixth Amendment, the “Sixth Amended Credit Agreement”).

Pursuant to the Sixth Amendment, the revolving credit facility under the Existing Credit Agreement was refinanced and replaced by a $140 million senior secured revolving credit facility (the “Sixth Amendment New Revolver”), which has a maturity date of the earlier of (x) December 15, 2026 and (y) the date that is 90 days prior to the scheduled maturity date of any term loans outstanding under the Sixth Amended Credit Agreement (the “Existing Term Loans”) in an aggregate principal amount exceeding $175 million.  In addition to the refinancing and replacement of the revolving credit facility referred to in the prior sentence, the Sixth Amendment New Revolver is available (i) to repay, to the extent outstanding, any loans or other amounts outstanding under the First Lien Credit Agreement, dated as of September 25, 2020, by and among Bowlero, the Borrower, JPM, as administrative agent, and the lenders from time to time party thereto (the “Incremental Liquidity Facility Credit Agreement”) and (ii) for general corporate purposes.  Interest on borrowings under the Sixth Amendment New Revolver is initially based on either the Adjusted Term SOFR Rate or the Alternate Base Rate, as further described in the Sixth Amended Credit Agreement.

In addition, on December 17, 2021, Bowlero entered into a Seventh Amendment (the “Seventh Amendment”) to the Sixth Amended Credit Agreement pursuant to which the total revolving commitments under the Sixth Amendment New Revolver were increased by $25 million to an aggregate amount of $165 million (the Sixth Amendment New Revolver as so increased, the “New Revolver”; the Sixth Amended Credit Agreement as amended by the Seventh Amendment, the “Amended Credit Agreement”). No changes, other than increasing the aggregate principal amount of revolving commitments thereunder, were made to the terms of the Sixth Amendment New Revolver in connection with the Seventh Amendment.

The New Revolver is subject to, among other provisions, covenants regarding indebtedness, liens, negative pledges, restricted payments, certain prepayments of indebtedness, investments, fundamental changes, disposition of assets, sale and lease-back transactions, transactions with affiliates, amendments of or waivers with respect to restricted debt and permitted activities of Bowlero. In addition, the New Revolver is subject to a financial covenant requiring that the First Lien Leverage Ratio (as defined in the Amended Credit Agreement) not exceed 6.00:1.00 as of the end of any fiscal quarter if the New Revolver is at least 35% utilized (subject to certain exclusions) at the end of such fiscal quarter. However, application of this financial covenant is waived until the day before the last day of the fiscal quarter ending on or about March 31, 2022 for so long as the Borrower maintains Core Liquidity (as defined in the Amended Credit Agreement) of not less than $20 million, calculated on each business day and certified monthly, and complies with certain other restrictions.

The New Revolver is also subject to customary events of defaults. Payment of borrowings under the New Revolver may be accelerated if there is an event of default, and Bowlero would no longer be permitted to borrow additional funds under the New Revolver while a default or event of default were outstanding.

No changes were made to the terms of the Existing Term Loans in connection with the Sixth Amendment or the Seventh Amendment.

The description above is a summary and is qualified in its entirety by the full text of the Credit Agreement, the Sixth Amendment and the Seventh Amendment, which are filed as Exhibits 10.7, 10.13 and 10.14, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Waiver and Consents under the Business Combination Agreement and Forward Purchase Contract

The Business Combination Agreement provides that the obligation of Bowlero to consummate the merger is subject to the condition that cash contained in the Trust Account (as defined in the Business Combination Agreement), plus the cash proceeds delivered to Isos in connection with the consummation of the PIPE Offerings (as defined below) and the Forward Purchase Contract (as defined below), plus the Preferred Investment Amount (as defined in the Business Combination Agreement), less the aggregate amount of cash proceeds that will be required to satisfy the redemption of any public shares of no less than $520 million (the “Minimum Cash Condition”), provided that Bowlero will have the right to waive the Minimum Cash Condition and may reduce the Cash Election Consideration Cap (as defined in the Proxy Statement) by an amount up to 100% of any shortfall.

On December 13, 2021, the parties entered into a letter agreement providing for certain waivers, consents and additional agreements under the Business Combination Agreement (the “Letter Agreement”), pursuant to which, among other things, Bowlero agreed to waive the Minimum Cash Condition in connection with the merger. The foregoing description of the Letter Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Letter Agreement, a copy of which is attached as Exhibit 10.16 hereto, and the terms of which are incorporated herein by reference.

In addition, subscribers under the Forward Purchase Contract agreed to waive certain provisions of the Forward Purchase Contract, including those relating to the cash available from Isos in the transaction.

Indemnification Agreements

In connection with the consummation of the Business Combination, Bowlero expects to enter into indemnification agreements with each of Bowlero’s directors and executive officers. Each indemnification agreement will provide for indemnification and advancements by Bowlero of certain expenses and costs relating to claims, suits or proceedings arising from the director’s or executive officer’s service to Bowlero or, at Bowlero’s request, service to other entities, as directors or executive officers, to the maximum extent permitted by applicable law. The foregoing description of the indemnification agreements does not purport to be complete and is qualified in its entirety by the full text of the indemnification agreements, a form of which is attached as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

The information set forth under Item 1.02 of this Current Report on Form 8-K is incorporated herein by reference.

Item 1.02.	Termination of a Material Definitive Agreement.

On December 15, 2021, the principal, accrued and unpaid interest, fees, premium, if any, and other amounts (other than obligations not then due and payable or that by their terms survive the termination thereof) outstanding under the Incremental Liquidity Facility Credit Agreement was repaid in full and all commitments to extend credit thereunder were terminated and any security interests and guarantees in connection therewith were terminated and/or released.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On December 15, 2021, the principal, accrued and unpaid interest, fees, premium, if any, and other amounts (other than obligations not then due and payable or that by their terms survive the termination thereof) outstanding under the Incremental Liquidity Facility Credit Agreement was repaid in full and all commitments to extend credit thereunder were terminated and any security interests and guarantees in connection therewith were terminated and/or released.

In accordance with the terms and subject to the conditions of the Business Combination Agreement, at the effective time of the merger (the “Effective Time”):

●	Each share of Old Bowlero’s preferred stock, par value $0.0001 per share (the “Old Bowlero Preferred Stock”), issued and outstanding as of immediately prior to the Effective Time (excluding shares owned by Bowlero as treasury stock, shares owned by Isos or dissenting shares) was cancelled and converted into the right to receive, in the aggregate, $145,298,182.

●	Except as described below, each share of Old Bowlero’s common stock, par value $0.0001 per share (the “Old Bowlero Common Shares”), issued and outstanding as of immediately prior to the Effective Time (excluding shares owned by Old Bowlero as treasury stock, shares owned by Isos or dissenting shares) was cancelled and converted into the right to receive:

o	(i) the contingent right to receive a number of Earnout Shares (as defined in the below);

o	(ii)

(A) if the holder of such share of Old Bowlero Common Shares made a proper and timely election in accordance with the Business Combination Agreement to receive cash (a “Cash Election”) with respect to such share of Old Bowlero Common Shares, which election has not been revoked pursuant to the Business Combination Agreement (each such share, a “Cash Electing Share”), an amount in cash for such Cash Electing Share, without interest, equal to the Per Share Merger Consideration Value (the “Per Share Cash Election Consideration”); and

(B) if the holder of such share made a proper election to receive shares of Applicable New Bowlero Common Stock (as defined in the Business Combination Agreement) (a “Stock Election”) with respect to such share of Old Bowlero Common Shares, which election has not been revoked pursuant to the Business Combination Agreement, or the holder of such share failed to make a Cash Election or Stock Election with respect to such share in accordance with the procedures set forth in the Business Combination Agreement, the Per Share Stock Consideration; and

o	(iii) the Per Share Forfeited Share Consideration.

Certain shares of Old Bowlero Common Shares held by A-B Parent LLC were converted, in the aggregate, into the right to receive 105,000 shares of Series A convertible preferred stock (the “Bowlero preferred stock”) having an aggregate initial liquidation preference equal to $105,000,000. The terms and conditions of the Bowlero preferred stock are described in the section of the Proxy Statement titled “Description of Securities After the Business Combination—Preferred Stock” beginning on page 236 thereof, which description is incorporated herein by reference. Such description is qualified in its entirety by the text of the Certificate of Designations of Series A convertible preferred stock, which is included as Exhibit 3.3 to this Current Report on Form 8-K and is incorporated herein by reference.

Each Participating Company Option (as defined in the Business Combination Agreement) was given the opportunity to elect whether to receive cash or Applicable New Bowlero Common Stock in exchange for such Participating Company Option or whether to have Bowlero assume such Participating Company Option. At the Effective Time, each Participating Company Option that was outstanding immediately prior to the Effective Time and that was not assumed by Bowlero pursuant to the Business Combination Agreement (each a “Cancelled Option”) was cancelled in exchange for the right to receive (i) the contingent right to receive a number of Earnout Shares following the Closing and (ii) either (A) if the holder of the Cancelled Option elected to receive cash (an “Option Cash Election” with respect to such Cancelled Option (each such Cancelled Option, a “Cash Electing Option”), an amount in cash for such Cash Electing Option, without interest, equal to the Option Spread (as defined in the Proxy Statement) with respect to such Cash Electing Option, except that if the aggregate Option Spread with respect to all Cash Electing Options exceeded the Option Election Consideration Cap (as defined in the Proxy Statement), then the amount of cash payable with respect to such Cash Electing Option was reduced on a prorated basis, and the amount of such Option Spread that is not payable in cash due to such reduction was paid to such holder in a number of validly issued, fully paid and non-assessable shares of Applicable New Bowlero Common Stock equal to (x) such amount that was not payable in cash divided by (y) $10; or (B) if the holder of the Cancelled Option elected to receive Applicable New Bowlero Common Stock (an “Option Stock Election”) with respect to such Participating Company Option, or the holder thereof failed to make an Option Cash Election or Option Stock Election with respect to such Cancelled Option, a number of validly issued, fully paid and non-assessable shares of Applicable New Bowlero Common Stock equal to (x) the Option Spread with respect to such Cancelled Option divided by (y) $10. Notwithstanding the foregoing, at the Effective Time, certain Company Options (as defined in the Business Combination Agreement) held by management of Bowlero were cancelled without payment to the holder thereof.

Holders of shares of Participating Company Options made elections to receive an aggregate of $4,365,834.32 in cash, an aggregate of 2,453,835 shares of Class A common stock and an aggregate of 4,417,180 shares of Class B common stock.

Each Participating Company Option that was outstanding immediately prior to the Effective Time for which the holder elected to have assumed by Bowlero was assumed by Bowlero and converted into an option to purchase shares of Applicable New Bowlero Common Stock and the contingent right to receive a number of Earnout Shares following the Closing (with the number of shares of Applicable New Bowlero Common Stock subject to the converted option and the per share exercise of the converted option adjusted in a manner that was intended to preserve the Option Spread of the Participating Company Option).

In addition to the foregoing consideration, Old Bowlero’s stockholders and holders of Participating Company Options received, as additional consideration, and without any action on behalf of Bowlero or its stockholders, additional shares of Applicable New Bowlero Common Stock (the “Earnout Shares”), to be issued or vested as follows during the period from and after the Closing until the fifth anniversary of the Closing (the “Earnout Period”): (a) 10,375,000 Earnout Shares, if the closing share price of Bowlero’s class A common stock, par value $0.0001 per share (“Class A common stock”) equals or exceeds $15.00 per share for any 10 trading days within any consecutive 20-trading day period that occurs after the Closing Date and (b) 10,375,000 Earnout Shares, if the closing share price of Class A common stock equals or exceeds $17.50 per share for any 10 trading days within any consecutive 20-trading day period. During the Earnout Period, if Bowlero experiences an Acceleration Event (as defined as defined in the Business Combination Agreement), then any Earnout Shares that have not been previously issued by Bowlero (whether or not previously earned) to the Old Bowlero stockholders or holders of Participating Company Options or issued but not vested will be deemed earned and issued or vested by Bowlero as of immediately prior to the Acceleration Event, unless, in the case of an Acceleration Event that is a Change of Control (as defined in the Business Combination Agreement), the value of the consideration to be received by the holders of Applicable New Bowlero Common Stock in such Change of Control transaction is less than the applicable stock price thresholds described above. If the consideration received in such Acceleration Event is not solely cash, Bowlero’s board of directors (the “Board”) will determine the treatment of the Earnout Shares.

In connection with the consummation of the Business Combination, an aggregate of 124,267,096 shares of Class A common stock and Bowlero’s Class B common stock, par value $0.0001 per share (“Class B common stock,” and together with Class A common stock, the “Common Stock”) were issued to the stockholders of Old Bowlero (the “Merger Consideration Shares”), resulting in the former stockholders of Old Bowlero owning approximately 75.1% of Bowlero immediately following the Business Combination. Our Chief Executive Officer, Mr. Thomas F. Shannon, is the beneficial owner of 58,311,203 shares of Class B common stock, which constitute all of the issued and outstanding shares of Class B common stock. Class B common stock ranks pari passu with Class A common stock in all respects, except that it is entitled to super voting rights of ten (10) votes per share.

In connection with the consummation of the Business Combination, 13,656,253 ordinary shares, par value $0.0001 per share, of Isos (the “Isos Ordinary Shares”) sold in Isos’s initial public offering consummated on March 5, 2021 were redeemed at a redemption price of approximately $10.00 per share, or approximately $136.6 million in the aggregate.

Contemporaneously with the execution of the Business Combination Agreement, Isos entered into separate subscription agreements (each, a “Common PIPE Subscription Agreement”) with a number of subscribers (each a “Common PIPE Investor”), including Isos’s Co-Chief Executive Officers, George Barrios and Michelle Wilson, and LionTree Advisors LLC (“LionTree”), pursuant to which, substantially concurrent with the Closing of the merger, the Common PIPE Investors purchased, an aggregate of approximately 15.06 million shares of Class A common stock (the “Common PIPE Shares”), for a purchase price of $10.00 per share and an aggregate purchase price of approximately $150.6 million (the “Common PIPE Offering”), with the Common Subscription Agreements of George Barrios, Michelle Wilson and LionTree accounting for an aggregate of approximately $5.6 million of the Common PIPE Offering.

In addition, Isos contemporaneously entered into separate subscription agreements (each, a “Preferred PIPE Subscription Agreement” and together with the Common PIPE Subscription Agreements, the “PIPE Subscription Agreements”) with a number of subscribers (each, a “Preferred PIPE Investor” and together with the Common Investors, the “PIPE Investors”), pursuant to which, substantially concurrent with the Closing of the merger, the Preferred PIPE Investors purchased an aggregate of 95,000 shares of Bowlero preferred stock (the “Preferred PIPE Shares”), for a purchase price of $1,000.00 per share and an aggregate purchase price of $95.0 million  (the “Preferred PIPE Offering” and together with the Common PIPE Offering, the “PIPE Offerings”).

Contemporaneously with the execution of the Business Combination Agreement, Isos entered into certain Amended and Restated Forward Purchase Contract (the “Forward Purchase Contract”) with the subscribers party thereto pursuant to which the subscribers agreed to purchase 10 million shares of Class A common stock and warrants to purchase 3,333,333 shares of Class A common stock for an aggregate purchase price of $100.0 million on closing of the Business Combination.

After giving effect to the issuance of the Merger Consideration Shares, the redemption of the Isos Ordinary Shares and the consummation of the PIPE Offerings and the Forward Purchase Contract, as well as withholding of shares for tax obligations from certain current and former employees, there were 165,378,145 shares of Common Stock issued and outstanding as of the date of this Current Report on Form 8-K, including 107,066,942 shares of Class A common stock and 58,311,203 shares of Class B common stock. Further, there were 17,225,692 warrants issued and outstanding as of the date of this Current Report on Form 8-K. The Class A common stock and Bowlero’s warrants commenced trading on the New York Stock Exchange (the “NYSE”) under the symbols “BOWL” and “BOWL.WS,” respectively, December 16, 2021 in lieu of the Isos Ordinary Shares and Isos’s warrants, respectively. Isos’s units have automatically separated into the Isos Ordinary Shares and Isos’s warrants and ceased trading separately on the NYSE following the consummation of the Business Combination.

Form 10 Information

Item 2.01(f) of Form 8-K states that, if the registrant was a shell company, as the Company was immediately before the consummation of the Business Combination, then the registrant must disclose the information that would be required if the registrant were filing a general form for registration of securities on the Form 10 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Accordingly, the Company is providing below the information that would be included in the Form 10 if it were to file the Form 10. Please note that the information provided below relates to the Company following the consummation of the Business Combination, unless otherwise specifically indicated or the context otherwise requires.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements regarding, among other things, the plans, strategies and prospects, both business and financial of Bowlero and Old Bowlero. These statements are based on the beliefs and assumptions of the management of Bowlero and Old Bowlero. Although Bowlero and Old Bowlero believe that their respective plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, neither Bowlero nor Old Bowlero can assure you that either will achieve or realize these plans, intentions or expectations. Forward-looking statements are inherently subject to risks, uncertainties and assumptions. Generally, statements that are not historical facts, including statements concerning possible or assumed future actions, business strategies, events or results of operations, are forward-looking statements. The words “anticipates,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predicts,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this Current Report on Form 8-K include, but are not limited to, statements about our business strategy, financial projections, anticipated growth and market opportunities:

These forward-looking statements are based on information available as of the date of this Current Report on Form 8-K, and current expectations, forecasts and assumptions, and involve a number of risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

In addition, statements that Bowlero “believes,” and similar statements reflect only Bowlero’s beliefs and opinions on the relevant subject. These statements are based upon information available to such party as of the date of this document, and while such party believes such information forms a reasonable basis for such statements, such information may be limited or incomplete, and these statements should not be read to indicate that Bowlero has conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

As a result of a number of known and unknown risks and uncertainties, Bowlero’s actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause Bowlero’s actual results to differ include:

●	the outcome of any legal proceedings that may be instituted against Bowlero or others;

●	the ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, the ability of Bowlero to grow and manage growth profitably, maintain relationships with customers, compete within its industry and retain its key employees;

●	costs related to the Business Combination;

●	the possibility that Bowlero may be adversely impacted by other economic, business, and/or competitive factors;

●	the risk that the market for Bowlero’s entertainment offerings may not develop on the timeframe or in the manner that Bowlero currently anticipates;

●	general economic conditions and uncertainties affecting markets in which Bowlero operates and economic volatility that could adversely impact its business, including the COVID-19 pandemic;

●	the ability of Bowlero to attract new customers and retain existing customers;

●	changes in consumer preferences and buying patterns;

●	inability to compete successfully against current and future competitors in the highly competitive out-of-home and home-based entertainment markets;

●	inability to operate venues, or obtain and maintain licenses and permits necessary for such operation, in compliance with laws, regulations and other requirements;

●	damage to brand or reputation;

●	Bowlero’s ability to successfully defend litigation brought against it;

●	Bowlero’s ability to adequately obtain, maintain, protect and enforce its intellectual property and proprietary rights and claims of intellectual property and proprietary right infringement, misappropriation or other violation by competitors and third parties;

●	failure to hire and retain qualified employees and personnel;

●	fluctuations in Bowlero’s operating results;

●	security breaches, cyber-attacks and other interruptions to its and its third-party service providers’ technological and physical infrastructures;

●	catastrophic events, including war, terrorism and other international conflicts, adverse weather conditions, public health issues or natural catastrophes and accidents;

●	risk of increased regulation of its operations;

●	the projected financial information, anticipated growth rate, and market opportunity of Bowlero;

●	Bowlero’s public securities’ potential liquidity and trading;

●	future capital needs of Bowlero;

●	the significant uncertainty created by the COVID-19 pandemic and the negative impact of the COVID-19 pandemic on Bowlero; and

●	other risks and uncertainties indicated in the Proxy Statement, including those under “Risk Factors” therein, and other filings that have been made or will be made with the SEC by Bowlero.

All subsequent written and oral forward-looking statements concerning the Business Combination or other matters addressed in this Current Report on Form 8-K and attributable to the Company or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this Current Report on Form 8-K. Except to the extent required by applicable law or regulation, the Company undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date of this Current Report on Form 8-K or to reflect the occurrence of unanticipated events.

Business

The business of the Company following the consummation of the Business Combination is described in the Proxy Statement in the section titled “Information About Bowlero” beginning on page 188 thereof, which description is incorporated herein by reference.

Risk Factors

The risk factors relating to the Company’s business and operations, the Business Combination and the Common Stock are described in the Proxy Statement in the section titled “Risk Factors” beginning on page 38 thereof, which description is incorporated herein by reference. A summary of the risks associated with the Company’s business and operations, the Business Combination and the Common Stock is also set forth in the Proxy Statement in the section titled “Summary of the Proxy Statement/Prospectus—Risk Factors” beginning on page 30 thereof, which description is incorporated herein by reference.

Properties

The Company’s principal executive office is located at 7313 Bell Creek Road, Mechanicsville, Virginia 23111.

The Company leases its executive office and its bowling center locations and other facilities in the United States, Mexico and Canada as necessary to operate its business. The Company considers such leased properties and facilities adequate for its current needs.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Management’s discussion and analysis of financial condition and results of operations of Old Bowlero prior to the consummation of the Business Combination is described in the Proxy Statement in the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Bowlero” beginning on page 193 thereof, which description is incorporated herein by reference.

Financial Information

Historical Financial Information

The information set forth in clause (a) of Item 9.01 of this Current Report on Form 8-K is incorporated herein by reference. In addition, the selected historical consolidated financial information of Old Bowlero is set forth in the Proxy Statement in the section titled “Selected Historical Financial Information of Bowlero” beginning on page 31 thereof, which information is incorporated herein by reference.

Unaudited Pro Forma Condensed Combined Financial Information

The information set forth in clause (b) of Item 9.01 to this Current Report on Form 8-K is incorporated herein by reference.

Security Ownership of Certain Beneficial Owners and Management

The table below sets forth information known to the Company regarding the beneficial ownership of the Common Stock immediately following the consummation of the Business Combination by:

●	each person or “group,” as such term is used in Section 13(d)(3) of the Exchange Act, known to the Company to be the beneficial owner of more than 5% of the outstanding shares of the Common Stock;

●	each of Bowlero’s directors and named executive officers; and

●	all of Bowlero’s directors and named executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over such security, including options and warrants that are exercisable as of the Closing Date or exercisable within sixty (60) days following the Closing Date. In computing the number of shares of the Bowlero Common Stock beneficially owned by a person or entity and the percentage ownership of such person or entity in the table below, all shares of the Bowlero Common Stock subject to options held by such person or entity were deemed to be outstanding and beneficially owned by the persons or entities holding such options for the purpose of computing the number of shares of the Bowlero Common Stock beneficially owned and the percentage ownership of such person or entity. However, they are not deemed to be outstanding and beneficially owned for the purpose of computing the percentage ownership of any other person or entity.

The beneficial ownership of the Bowlero Common Stock is based on 165,378,145 shares of the Bowlero Common Stock issued and outstanding as of the Closing Date immediately following the consummation of the Business Combination, after giving effect to the issuance of the Merger Consideration Shares, the redemption of the Isos Ordinary Shares and the consummation of the PIPE Offerings and the Forward Purchase Contract, the conversion of the Bowlero preferred stock held by A-B Parent LLC into Class A common stock, as well as withholding of shares for tax obligations from certain current and former employees, comprising 107,066,942 shares of Class A common stock and 58,311,203 shares of Class B common stock.

Except as described in the footnotes below and subject to applicable community property laws and similar laws, the Company believes that each person or entity listed below has sole voting and investment power with respect to such shares of the Bowlero Common Stock. Unless otherwise noted, the address of each beneficial owner is c/o Bowlero Corp., 7313 Bell Creek Road, Mechanicsville, Virginia 23111.

Name of Beneficial Owners	Shares of Class A common stock Beneficially Owned			Shares of Class B common stock Beneficially Owned		Percentage of Bowlero Common Stock Issued and Outstanding(1)
	Number		%	Number	%	%
5% Stockholders:
A-B Parent LLC (Atairos)(2)	71,502,713		55.1%	—	—	10.4%
Cobalt Recreation LLC(3)	—		—	52,471,210	90.0%	76.0%

Named Executive Officers and Directors:
Thomas F. Shannon(4)	—		—	74,112,272	100.0%	87.4%
Brett I. Parker(5)	6,257,879		5.6%	—	—
Nicole Weinberger(6)	6,084		—	—	—	—
John A. Young	—		—	—	—	—
George Barrios	3,938,781	(7)	3.7%	—	—	0.6%
Michelle Wilson	3,938,881	(7)(8)	3.7%	—	—	0.6%
Michael J. Angelakis(2)	71,502,713		55.1%	—	—	10.4%
Rachael A. Wagner	—		—	—	—	—
Robert J. Bass	—		—	—	—	—
Sandeep Mathrani	—		—	—	—	—
All current directors and executive officers as a group (10 persons)	81,705,557		64.4%	74,112,272	100.0%	98.4%

*	Less than one percent.

(1)	Percentage of combined voting power represents voting power with respect to all shares of Class A common stock and Class B common stock, voting together as a single class. Each holder of Class A common stock is entitled to one vote per share of Class A common stock and each holder of Class B common stock is entitled to 10 votes per share of Class B common stock.

(2)	Reflects 71,502,713 shares of Class A common stock held by A-B Parent LLC, a Delaware limited liability company (“Atairos”), including 63,425,788 shares of Class A common stock and 8,076,925 shares of Class A common stock issuable upon conversion of the 105,000 shares of Bowlero preferred stock held by Atairos, which is based on initial conversion rate of 76.9231 shares of Class A Common Stock per share of Series A Preferred Stock, subject to adjustment as provided in the Certificate of Designations of the Series A Preferred Stock filed with the Secretary of State of the State of Delaware on December 15, 2021, as amended. Atairos Group, Inc. a Cayman Islands exempted company (“Atairos Inc.”) is the sole member of Atairos. Atairos Partners, L.P., a Cayman Islands exempted limited partnership (“AP”) is the sole voting shareholder of Atairos Inc. Atairos Partners GP, Inc., a Cayman Islands exempted company (“APGP”) is the general partner of AP. Michael J. Angelakis is the Chairman and Chief Executive Officer of Atairos Inc. The board of directors of Atairos Inc. and APGP consists of Michael J. Angelakis, Melissa Bethell, David L. Caplan, Alexander D. Evans, and Clare McGrory, each of whom is also an executive officer of Atairos Inc. and APGP. Michael J. Angelakis directly or indirectly controls a majority of the voting power of APGP. The business address of each of Atairos, Atairos Inc., AP, APGP and Michael J. Angelakis is: c/o Atairos Management, L.P., 40 Morris Road, Bryn Mawr, PA 19010.

(3)	Reflects 52,471,210 shares of Class B common stock held by Cobalt Recreation LLC, a Delaware limited liability company (“TS”). The managing member of TS is The Cobalt Group, LLC. The managing member of The Cobalt Group LLC is Thomas F. Shannon.

(4)	Reflects 52,471,210 shares of Class B common stock held by TS, 5,839,993 shares of Class B common stock held by Thomas F. Shannon, and stock options currently exercisable for 15,801,069 shares of Class B common stock held by Mr. Shannon.

(5)	Reflects 1,185,953 shares of Class A commons stock, 992,806 shares of restricted Class A common stock, which are subject to vesting, and stock options currently exercisable for 4,079,120 shares of Class A common stock. If the conditions are not met and the shares of restricted Class A common stock have not vested as of December 15, 2026, the right to these shares will be forfeited.

(6)	Reflects shares of restricted Class A common stock, which is subject to vesting. If the conditions are not met and the shares of restricted Class A common stock have not vested as of December 15, 2026, the right to these shares will be forfeited.

(7)	Isos Acquisition Sponsor LLC (the “Sponsor”) is the record holder of 3,888,781 of shares of Class A common stock (of which 1,444,391 shares are subject to vesting). The Sponsor is governed by two managers, George Barrios and Michelle Wilson. Accordingly, George Barrios and Michelle Wilson have voting and investment discretion with respect to the shares held of record by the Sponsor and may be deemed to have shared beneficial ownership of such shares directly held by the Sponsor. Each such person disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest they may have therein, directly or indirectly. Each of George Barrios and Michelle Wilson directly own 50,000 shares of Class A common stock acquired in the PIPE Offerings.

(8)	Includes 100 shares of Class A common stock.

Directors and Executive Officers

The Company’s directors and executive officers upon the consummation of the Business Combination are described in the Proxy Statement in the section titled “Management of New Bowlero Following the Business Combination” beginning on page 211 thereof, which description is incorporated herein by reference.

In connection with, and effective upon the consummation of the Business Combination, each of Isos’s directors and executive officers resigned. Ms. Michelle Wilson and Mr. George Barrios are members of the Board following the consummation of the Business Combination consistent with the approval of the stockholders of Isos at the Special Meeting.

As of consummation of the Business Combination, the Board consists of nine members.

Directors

Consistent with the approval of the stockholders of Isos at the Special Meeting, the following persons were appointed to the Board: Mr. Thomas F. Shannon, Mr. Brett I. Parker, Mr. Michael J. Angelakis, Mr. Robert J. Bass, Mr. Sandeep Mathrani, Ms. Rachael A. Wagner, Mr. John A. Young, Mr. George Barrios and Ms. Michelle Wilson. The term of each director will expire in 2022.

Biographical information for these individuals is set forth in the Proxy Statement in the section titled “Management of New Bowlero Following the Business Combination —Management and Board of Directors” beginning on page 211 thereof, which information is incorporated herein by reference.

Independence of Directors

The listing standards of the New York Stock Exchange (the “NYSE”) require that a majority of the Board be independent. The Board has determined that each of Mr. Robert J. Bass, Mr. Sandeep Mathrani, Mr. John A. Young, Mr. Michael J. Angelakis and Ms. Rachael A. Wagner is an “independent director” as defined by the NYSE rules.

Committees of the Board

Effective as of the consummation of the Business Combination, the standing committees of the Board consist of an audit committee (the “Audit Committee”), a compensation committee (the “Compensation Committee”) and a nominating and corporate governance committee (the “Nominating and Corporate Governance Committee”). Each of the committees reports to the Board.

Audit Committee

The primary purpose of the Audit Committee is to discharge the responsibilities of the Board with respect to the accounting, financial and other reporting and internal control practices and to oversee Bowlero’s independent registered public accounting firm. Effective as of the consummation of the Business Combination, the Board appointed Mr. Robert J. Bass, Mr. John A. Young and Mr. Sandeep Mathrani to serve on the Audit Committee. Mr. Robert J. Bass serves as the chair of the Audit Committee. The Board has determined that Mr. Robert J. Bass is an “audit committee financial expert” within the meaning of the SEC rules and regulations. In addition, the Board has determined that each proposed member of the Audit Committee has the requisite financial expertise required under the applicable requirements of the NYSE.

Compensation Committee

The primary purpose of the Compensation Committee is to discharge the responsibilities of the Board with respect to overseeing Bowlero’s compensation policies, plans and programs and reviewing and determining the compensation to be paid to Bowlero’s directors, executive officers and other senior management, as appropriate. Effective as of the consummation of the Business Combination, the Board appointed Mr. John A. Young, Ms. Rachael A. Wagner and Mr. Sandeep Mathrani to serve on the Compensation Committee. Mr. John A. Young serves as the chair of the Compensation Committee. The Board has determined that each member of the Compensation Committee is a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act.

Nominating and Corporate Governance Committee

The primary purpose of the Nominating and Corporate Governance Committee is to discharge the responsibilities of the Board with respect to identifying individuals qualified to become members of the Board, reviewing the leadership structure of the Board and developing a set of corporate governance guidelines. Effective as of the consummation of the Business Combination, the Board appointed Mr. Michael J. Angelakis, Mr. John A. Young and Mr. Robert J. Bass to serve on the Nominating and Corporate Governance Committee. Mr. Michael J. Angelakis serves as the chair of the Nominating and Corporate Governance Committee.

Executive Officers

Effective as of the consummation of the Business Combination, the Board appointed Mr. Thomas F. Shannon to serve as the Chief Executive Officer, Mr. Brett I. Parker to serve as the President and Chief Financial Officer and Ms. Nicole Weinberger to serve as the Chief Customer Officer. Biographical information for these individuals is set forth in the Proxy Statement in the section titled “Management of New Bowlero Following the Business Combination—Management and Board of Directors” beginning on page 211 thereof, which information is incorporated herein by reference.

Compensation of Directors and Named Executive Officers

The compensation of the named executive officers of Bowlero is described in the Proxy Statement in the section titled “Executive Compensation—Bowlero’s Executive Officer and Director Compensation” beginning on page 217 thereof, which description is incorporated herein by reference.

The information set forth under Item 5.02 of this Current Report on Form 8-K is incorporated herein by reference.

Certain Relationships and Related Person Transactions

Certain relationships and related person transactions are described in the Proxy Statement in the section titled “Certain Relationships and Related Party Transactions” beginning on page 227 thereof, which description is incorporated herein by reference.

The information set forth in the section titled “Indemnification Agreements” in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Legal Proceedings

From time to time, the Company may be involved in various legal and administrative proceedings, lawsuits and claims incidental to the conduct of its business. Some of these proceedings, lawsuits or claims may be material and involve highly complex issues that are subject to substantial uncertainties and could result in damages, fines, penalties, non-monetary sanctions or relief. The Company recognizes provisions for claims or pending litigation when it determines that an unfavorable outcome is probable, and the amount of loss can be reasonably estimated. Due to the inherent uncertain nature of litigation, the ultimate outcome or actual cost of settlement may materially vary from estimates. The Company is not subject to any material pending legal and administrative proceedings, lawsuits or claims as of the date of this Current Report on Form 8-K.

Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

The Class A common stock and Bowlero’s warrants commenced trading on the NYSE under the symbols “BOWL” and “BOWL.WS,” respectively, on December 16, 2021 in lieu of the Isos Ordinary Shares and Isos’s warrants, respectively. Isos’s units automatically separated into the Isos Ordinary Shares and Isos’s warrants and ceased trading separately on the NYSE following the consummation of the Business Combination.

Isos has not paid any cash dividends on the shares of the Isos Ordinary Shares prior to the consummation of the Business Combination. The payment of any cash dividends following the consummation of the Business Combination will be within the discretion of the Board. Bowlero currently expects to retain future earnings to finance its operations and grow its business and does not expect to declare or pay cash dividends for the foreseeable future.

Recent Sales of Unregistered Securities

The information set forth in Item 3.02 of this Current Report on Form 8-K relating to the issuance of the Bowlero Common Stock in connection with the consummation of the Business Combination is incorporated herein by reference.

Description of Registrant’s Securities to be Registered

The description of the Company’s securities is set forth in the Proxy Statement in the section titled “Description of Securities after the Business Combination” beginning on page 233 thereof, which description is incorporated herein by reference.

Indemnification of Directors and Officers

The indemnification arrangements with respect to Bowlero’s directors and officers are set forth in the Proxy Statement in the section titled “Certain Relationships and Related Party Transactions—Bowlero—Indemnification Agreements” beginning on page 228 thereof, which description is incorporated herein by reference.

The information set forth in the section titled “Indemnification Agreements” in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Financial Statements, Supplementary Data and Exhibits

The information set forth in Item 9.01 of this Current Report on Form 8-K relating to the financial information of the Company is incorporated herein by reference.

Item 2.03.	Creation of Direct Financial Obligations or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K with respect to the Credit Agreement is incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

The shares issued pursuant to the PIPE Offerings and the Forward Purchase Contract, the 58,311,203 shares of Class B common stock, the 1,145,176 shares of restricted Class A common stock, the 2,453,835 shares of Class A common stock issued to Bowlero’s employees in exchange for their stock options in the Old Bowlero and the warrants issued pursuant to the Forward Purchase Contract were issued in transactions not involving an underwriter pursuant to and in accordance with the exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), under Section 4(a)(2) promulgated under the Securities Act.

Item 3.03.	Material Modification to Rights of Security Holders

On December 15, 2021, in connection with the consummation of the Business Combination, the Company amended and restated Isos’s amended and restated certificate of incorporation (as so amended and restated, the “Second Amended and Restated Certificate of Incorporation”) and Isos’s amended and restated bylaws (as so amended and restated, the “Amended and Restated Bylaws”). The material terms of each of the Second Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws are set forth in the Proxy Statement in the sections titled “The Organizational Documents Proposals” and “Description of Securities After the Business Combination” beginning on pages 129 and 233 thereof, respectively, which description is incorporated herein by reference. Copies of the Second Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws are included as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Contemporaneously with the execution of the Business Combination Agreement, Isos entered into a stockholders agreement (the “Stockholders Agreement”) with Atairos and TS and their related parties. The Stockholders Agreement became effective upon consummation of the Business Combination. Pursuant to the terms of the Stockholders Agreement, each of Atairos and TS have the right to designate nominees for election to the Board following the Business Combination at any meeting of its stockholders. The number of nominees that each of Atairos and TS will be entitled to nominate pursuant to the Stockholders Agreement is dependent on their respective beneficial ownership of Class A common stock and Class B common stock. For so long as Atairos and its affiliates own (i) 15% or more of the combined Class A common stock and Class B common stock, Atairos will be entitled to designate three directors to the Board and (ii) less than 15% but at least 5%, Atairos will be entitled to designate one director to the Board. For so long as TS and its affiliates own (i) 15% or more of the combined Class A common stock and Class B common stock, TS will be entitled to designate three directors to the Board and (ii) less than 15% but at least 5%, TS will be entitled to designate one director to the Board. In addition, the Stockholders Agreement grants to Atairos special governance rights for so long as Atairos and its affiliates collectively maintain beneficial ownership of at least 15% of the combined Class A common stock and Class B common stock, including, but not limited to, rights of approval over certain strategic transactions such as mergers or other similar transactions in significance that is above 15% of the total enterprise value of Bowlero, joint ventures involving investment or contribution in excess of 15% of the total enterprise value of Bowlero, incurring indebtedness above a certain threshold, increasing the size of the Board, and issuing capital stock representing more than 15% of the outstanding Common Stock or creating a capital stock that is senior to the Common Stock. The description of the Stockholders Agreement is a summary and is qualified in its entirety by the Stockholders Agreement, which is filed as Exhibit 4.8 to this Current Report on Form 8-K and are incorporated herein by reference.

The Class A common stock and Bowlero’s warrants commenced trading on the NYSE under the symbols “BOWL” and “BOWL.WS,” respectively, on December 16, 2021 in lieu of the Isos Ordinary Shares and Isos’s warrants, respectively. Isos’s units have automatically separated into the Isos Ordinary Shares and Isos’s warrants and ceased trading separately on the NYSE following the consummation of the Business Combination.

Item 4.01 Changes in Registrant’s Certifying Accountant.

(a) Dismissal of independent registered public accounting firm.

On December 21, 2021, the Audit Committee of the Board dismissed Marcum LLP (“Marcum”), Isos’s independent registered public accounting firm prior to the Business Combination, as the Company’s independent registered public accounting firm effective following the filing of the Company’s Quarterly Report on Form 10-Q for the three months and nine months ended September 30, 2021, which consists only of the accounts of the pre-Business Combination special purpose acquisition company, Isos.

The report of Marcum on Isos’s, the Company’s legal predecessor, including the balance sheet as of December 31, 2020 and the statements of operations, changes in shareholders’ equity and cash flows for the period from December 29, 2020 (inception) to December 31, 2020, did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainties, audit scope or accounting principles.

During the period from December 29, 2020 (inception) to December 31, 2020 and subsequent interim period through December 21, 2021, there were no disagreements between the Company and Marcum on any matter of accounting principles or practices, financial disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Marcum, would have caused it to make reference to the subject matter of the disagreements in its reports on Isos’s financial statements for such period.

During the period from December 29, 2020 (inception) to December 31, 2020 and subsequent interim period through December 21, 2021, there were no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K under the Exchange Act).

The Company has provided Marcum with a copy of the foregoing disclosures and has requested that Marcum furnish the Company with a letter addressed to the SEC stating whether it agrees with the statements made by the Company set forth above. A copy of Marcum’s letter, dated December 21, 2021, is filed as Exhibit 16.1 to this Report.

(b) Disclosures regarding the new independent auditor.

On December 21, 2021, the Audit Committee of the Board approved the engagement of KPMG LLP (“KPMG”) as the Company’s independent registered public accounting firm to audit the Company’s consolidated financial statements as of and for the fiscal year ending July 3, 2022. KPMG served as independent registered public accounting firm of Old Bowlero prior to the Business Combination. During the fiscal years ended June 27, 2021 and June 28, 2020 and subsequent interim period prior to engaging KPMG, neither the Company nor anyone on the Company’s behalf consulted with KPMG with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed, the type of audit opinion that might be rendered on our financial statements, and neither a written report nor oral advice was provided to us that KPMG concluded was an important factor considered by us in reaching a decision as to any accounting, auditing or financial reporting issue, or (ii) any other matter that was the subject of a disagreement or a reportable event (each as defined above).

Item 5.01.	Changes in Control of the Registrant.

The information set forth in the Introductory Note to this Current Report on Form 8-K and Item 1.01 and Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective upon the consummation of the Business Combination, all of the directors and executive officers of Isos resigned. Bowlero’s directors and executive officers following the consummation of the Business Combination are set forth in the Proxy Statement in the section titled “Management of New Bowlero Following the Business Combination—Management and Board of Directors” beginning on page 211 thereof, which description is incorporated herein by reference.

At the Special Meeting, the stockholders of Isos approved the Bowlero Corp. 2021 Omnibus Incentive Plan (the “Incentive Plan”) and the Bowlero Corp. Employee Stock Purchase Plan (the “ESPP”). The description of the Incentive Plan is set forth in the Proxy Statement in the section titled “The Incentive Plan Proposal” beginning on page 150 thereof, and the description of the ESPP is set forth in the Proxy Statement in the section titled “The ESPP Proposal” beginning on page 157 thereof, which descriptions are incorporated herein by reference. Copies of the Incentive Plan and the ESPP are attached as Exhibits 10.17 and 10.18 to this Current Report on Form 8-K and are incorporated herein by reference.

In addition, the information set forth in Item 1.01 and Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Director Compensation

On December 15, 2021, the Board approved the Non-Employee Director Compensation Policy, which provides each non-employee director with compensation for service on the Board in the form of annual cash retainers and equity awards. The annual cash retainers are as follows:

Retainer	Amount
Basic retainer for each Non-Employee Director	$85,000
Audit Committee Chair	$25,000
Compensation Committee Chair	$20,000
Nomination and Corporate Governance Committee Chair	$15,000
Lead Independent Director (if applicable)	$40,000

The retainers are payable quarterly in arrears, unless the director elects to defer receipt of the retainers to the earlier of separation from service or a change in control of the Company. Directors may also elect to receive their retainers in shares of Class A common stock, with the shares delivered either currently or on a deferred basis.

Equity awards are granted to directors pursuant to the Incentive Plan in the form of restricted stock units (“RSUs”) that are settled in shares of Class A common stock. Each director receives an initial grant of RSUs on commencement of service on the Board with a grant date total value of $210,000, and an annual grant of RSUs at each regular annual meeting of stockholders of the Company with a grant date total value of $105,000. The number of shares underlying each grant will equal the grant date total value divided by the Fair Market Value (as defined in the Incentive Plan) per share of Class A common stock on the grant date, provided that the number of shares underlying the initial grant to each current director will equal 21,000 shares. The RSUs vest on the first anniversary of the grant date or, if earlier, the next annual meeting of stockholders following the grant date. Vesting of the awards accelerates on a change in control of the Company or on the director’s death or disability. The shares are delivered to the director on vesting, unless the director elects to defer receipt of the shares to the earlier of separation from service or a change in control of the Company.

Employment Agreements with, and Stock Option Grants to, Mr. Shannon and Mr. Parker

On December 15, 2021, Bowlero entered into new employment agreements with each of Mr. Thomas F. Shannon, as Chief Executive Officer, and Mr. Brett I. Parker, as President and Chief Financial Officer. Certain terms of the new agreements were previously agreed between the parties, as described in the Proxy Statement in the section titled “Executive Compensation—Bowlero’s Executive Officer and Director Compensation” beginning on page 217 thereof, which description is incorporated herein by reference. The following is a summary of the additional materials terms of the agreements that were subsequently agreed.

The agreements provide for an initial annual base salary of $1,274,000 for Mr. Shannon and $991,000 for Mr. Parker and for target and maximum annual bonuses equal to 100% and 200% of base salary.

Each agreement provides for severance benefits on termination of employment by the Company without “cause” or by the executive for “good reason” (as such terms are defined in the agreement), consisting of the following:

●	an amount equal to the sum of the executive’s base salary plus target bonus, payable in equal monthly installments over 12 months;

●	the annual bonus for the fiscal year of termination, determined based on actual performance, as prorated based on the number of days employed in the year; and

●	payment or reimbursement of premiums for continued health plan coverage for up to 18 months.

However, if the termination occurs during the “change in control period” (as defined in the agreement), the severance benefits consist of the following:

●	an amount equal to two times the sum of the executive’s base salary plus target bonus, payable in a lump sum;

●	the annual bonus for the fiscal year of termination, determined based on actual performance (but not less than the target bonus), as prorated based on the number of days employed in the year;

●	fully accelerated vesting of all equity awards; and

●	payment or reimbursement of premiums for continued health plan coverage for up to 18 months.

These severance benefits are subject to the executive’s execution and non-revocation of a release of claims in the form attached to the agreement and his compliance with the restrictions relating to confidentiality, non-competition and non-solicitation set forth in the agreement.

In accordance with the employment agreements, on December 15, 2021, each executive received two nonqualified options, each of which was granted pursuant to the Incentive Plan and an option award agreement. For each executive, these include an initial option (the “Initial Option”) and an option (the “Reallocated Option”) determined by reference to certain options that were forfeited before the Closing Date under the 2017 Bowlmor AMF Corp. Stock Incentive Plan. Each option relates to shares of Class A common stock, except the Reallocated Option for Mr. Shannon, which relates to shares of Class B common stock. The number of shares subject to the Initial Option is 6,781,520 for Mr. Shannon and 1,968,750 for Mr. Parker. The number of shares subject to the Reallocated Option is 482,784 for Mr. Shannon and 183,128 for Mr. Parker. Each option expires on December 15, 2031 or, if earlier, 90 days after termination of employment (or the first anniversary of termination due to death or disability).

Each executive’s employment agreement provides that the executive is not eligible for additional grants pursuant to the Company’s long-term equity incentive program until December 15, 2026 (other than, in the case of Mr. Parker, any Earnout Shares that are forfeited by other employees and then reallocated to Mr. Parker, as required pursuant to the terms of the Business Combination Agreement).

Each Initial Option consists of five tranches, with an equal number of shares subject to each tranche. The per share exercise price and the vesting schedule for each tranche are as follows:

●	Tranche 1: $10 exercise price, vesting in one-third installments on each of the first, second and third anniversaries of the grant date.

●	Tranche 2: $12 exercise price, vesting in one-third installments on each of the second, third and fourth anniversaries of the grant date.

●	Tranche 3: $14 exercise price, vesting in one-third installments on each of the third, fourth and fifth anniversaries of the grant date.

●	Tranche 4: $16 exercise price, vesting in one-third installments on each of the fourth, fifth and sixth anniversaries of the grant date.

●	Tranche 5: $18 exercise price, vesting in one-third installments on each of the fifth, sixth and seventh anniversaries of the grant date.

If, during the change in control period, the executive’s employment is terminated by the Company without cause or by the executive for good reason, the Initial Option will fully vest. On all other terminations of employment, any unvested portion of the Initial Option will be forfeited (and if the termination is for cause, the vested portion of the Initial Option will also be forfeited).

Each Reallocated Option has a per share exercise price of $10 and is fully vested and exercisable from the grant date.

The foregoing descriptions of the employment agreements and stock options do not purport to be complete and are qualified in their entirety by the full text of the employment and option award agreements, copies of which are attached as Exhibits 10.19 through 10.22 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

The information set forth in Item 3.02 of this Current Report on Form 8-K is incorporated herein by reference.

In addition, following the consummation of the Business Combination, the Board changed the Company’s fiscal year from December 31. The Company will begin reporting on a fiscal year with each quarter generally comprised of one 5-week period and two 4-week periods. Fiscal years 2021 and 2020 were fifty-two weeks and ended on June 27, 2021 and June 28, 2020, respectively. Fiscal year 2022 is fifty-three weeks and ends on July 3, 2022.

Item 5.06	Change in Shell Company Status

As a result of the consummation of the Business Combination, the Company ceased to be a shell company following the consummation of the Business Combination. Certain terms and conditions of the Business Combination Agreement and the transactions contemplated by the Business Combination Agreement are described in the Proxy Statement in the section titled “The BCA Proposal” beginning on page 93 thereof, which description is incorporated herein by reference.

Item 9.01.	Financial Statement and Exhibits.

(a) Financial statements of businesses acquired.

The audited consolidated financial statements of Old Bowlero as of and for the fiscal years ended June 27, 2021 and June 28, 2020 are included in the Proxy Statement beginning on page F-38 thereof and are incorporated herein by reference. The unaudited condensed consolidated financial statements of Old Bowlero as of and for the fiscal quarters ended September 26, 2021 and September 27, 2020 are included in the Proxy Statement beginning on page F-67 thereof and are incorporated herein by reference.

(b) Pro forma financial information.

The unaudited pro forma condensed combined financial information of the Company as of September 30, 2021 and for the nine months ended September 30, 2021 are included in the Proxy Statement beginning on page 73 thereof and are incorporated herein by reference and is incorporated herein by reference.

(d) Exhibits.

Exhibit No.	Description
2.1	Business Combination Agreement dated as of July 1, 2021, by and between Isos Acquisition Corporation and Bowlero Corp. (incorporated by reference to Exhibit 2.1 to Isos Acquisition Corporation’s Current Report on Form 8-K filed with the SEC on July 1, 2021) *
2.2	Amendment to Business Combination Agreement dated as of November 1, 2021, by and between Isos Acquisition Corporation and Bowlero Corp. (incorporated by reference to Exhibit 2.2 to Isos Acquisition Corporation’s Current Report on Form 8-K filed with the SEC on November 1, 2021)*
3.1	Amended and Restated Certificate of Incorporation of Bowlero Corp. (incorporated by reference to Exhibit 3.1 to Bowlero Corp’s registration statement on Form 8-A filed with the SEC on December 15, 2021) (File No. 001-40142)
3.2	Amended and Restated Bylaws of Bowlero Corp. (incorporated by reference to Exhibit 3.2 to Bowlero Corp’s registration statement on Form 8-A filed with the SEC on December 15, 2021) (File No. 001-40142)
3.3	Certificate of Designations of Series A convertible preferred stock.
4.1	Specimen Class A common stock certificate (incorporated by reference to Exhibit 4.1 to the Amendment No. 2 to Isos Acquisition Corporation’s Registration Statement on Form S-4 filed with the SEC on October 15, 2021) (File No. 333-258080)
4.2	Specimen Class B common stock certificate (incorporated by reference to Exhibit 4.2 to the Amendment No. 2 to Isos Acquisition Corporation’s Registration Statement on Form S-4 filed with the SEC on October 15, 2021) (File No. 333-258080)
4.3	Specimen Warrant Certificate (incorporated by reference to Exhibit 4.3 to the Amendment No. 1 to Isos Acquisition Corporation’s Registration Statement on Form S-1 filed with the SEC on February 22, 2021) (File No. 333-253811)
4.4	Warrant Agreement, dated March 2, 2021, by and between Continental Stock Transfer & Trust Company and Isos Acquisition Corporation (incorporated by reference to Exhibit 4.1 to Isos Acquisition Corporation’s Current Report on Form 8-K filed with the SEC on March 5, 2021).
4.5	Form of Stockholder Support Agreement (incorporated by reference to Exhibit 10.4 to Isos Acquisition Corporation’s Current Report on Form 8-K filed with the SEC on July 1, 2021)
4.6	Form of Sponsor Support Agreement (incorporated by reference to Exhibit 10.5 to Isos Acquisition Corporation’s Current Report on Form 8-K filed with the SEC on July 1, 2021)
4.7	Form of Lockup Agreement (incorporated by reference to Exhibit 10.6 to Isos Acquisition Corporation’s Current Report on Form 8-K filed with the SEC on July 1, 2021)
4.8	Stockholders Agreement, by and among Isos Acquisition Corporation, A-B Parent, LLC, Cobalt Recreation LLC, Thomas F. Shannon and Atairos Group, Inc., dated as of July 1, 2021 (incorporated by reference to Exhibit 10.8 to the Isos Acquisition Corporation’s Registration Statement on Form S-4 filed with the SEC on July 22, 2021) (File No. 333-258080)
10.1	Letter Agreement, dated March 2, 2021, by and among Isos Acquisition Corporation its officers, directors, and Isos Acquisition Sponsor LLC (incorporated by reference to Exhibit 10.1 to Isos Acquisition Corporation’s Current Report on Form 8-K filed with the SEC on March 5, 2021).
10.2	Form of Indemnification Agreement

Exhibit No.	Description
10.3	Registration Rights Agreement, dated March 2, 2021, by and among Isos Acquisition Corporation and certain security holders (incorporated by reference to Exhibit 10.3 to Isos Acquisition Corporation’s Current Report on Form 8-K filed with the SEC on March 5, 2021).
10.4	Form of Common Subscription Agreement (incorporated by reference to Exhibit 10.1 to Isos Acquisition Corporation’s Current Report on Form 8-K filed with the SEC on July 1, 2021)
10.5	Form of Preferred Subscription Agreement (incorporated by reference to Exhibit 10.2 to Isos Acquisition Corporation’s Current Report on Form 8-K filed with the SEC on July 1, 2021)
10.6	Amended and Restated Forward Purchase Contract dated as of July 1, 2021, by and among Isos Acquisition Corporation and the subscribers named therein (incorporated by reference to Isos Acquisition Corporation’s Registration Statement on Form S-4 filed with the SEC on November 15, 2021) (File No. 333-258080)
10.7	First Lien Credit Agreement, dated as of July 3, 2017, among A-B Merger Sub II LLC (to be merged with and into Kingpin Intermediate Holdings LLC), A-B Merger Sub I Inc. (to be merged with and into Bowlmor AMF Corp.), the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent (incorporated by reference to Exhibit 10.10 to Amendment No. 1 to Isos Acquisition Corporation’s Registration Statement on Form S-4 filed with the SEC on September 20, 2021) (File No. 333-258080)
10.8	First Incremental Amendment to the First Lien Credit Agreement, dated as of March 28, 2018, among Kingpin Intermediate Holdings LLC, Bowlero Corp. (f/k/a Bowlmor AMF Corp.), the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent (incorporated by reference to Exhibit 10.11 to Amendment No. 1 to Isos Acquisition Corporation’s Registration Statement on Form S-4 filed with the SEC on September 20, 2021) (File No. 333-258080)
10.9	Second Amendment to the First Lien Credit Agreement, dated as of July 5, 2018, among Kingpin Intermediate Holdings LLC, Bowlero Corp., the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent (incorporated by reference to Exhibit 10.12 to Amendment No. 1 to Isos Acquisition Corporation’s Registration Statement on Form S-4 filed with the SEC on September 20, 2021) (File No. 333-258080)
10.10	Third Incremental Amendment to the First Lien Credit Agreement, dated as of November 20, 2019, among Kingpin Intermediate Holdings LLC, Bowlero Corp., the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent (incorporated by reference to Exhibit 10.13 to Amendment No. 1 to Isos Acquisition Corporation’s Registration Statement on Form S-4 filed with the SEC on September 20, 2021) (File No. 333-258080)
10.11	Fourth Amendment to the First Lien Credit Agreement, dated as of June 10, 2020, among Kingpin Intermediate Holdings LLC, Bowlero Corp., the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent (incorporated by reference to Exhibit 10.14 to Amendment No. 1 to Isos Acquisition Corporation’s Registration Statement on Form S-4 filed with the SEC on September 20, 2021) (File No. 333-258080)
10.12	Fifth Amendment to the First Lien Credit Agreement, dated as of September 25, 2020, among Kingpin Intermediate Holdings LLC, Bowlero Corp., the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent (incorporated by reference to Exhibit 10.15 to Amendment No. 1 to Isos Acquisition Corporation’s Registration Statement on Form S-4 filed with the SEC on September 20, 2021) (File No. 333-258080)
10.13	Sixth Amendment to the First Lien Credit Agreement, dated as of July 3, 2017, by and among Bowlero Corp., Kingpin Intermediate Holdings LLC, as the borrower, JPMorgan Chase Bank, N.A., as the administrative agent, and the lenders from time to time party thereto, dated December 15, 2021.
10.14	Seventh Amendment to the First Lien Credit Agreement, dated as of July 3, 2017, by and among Bowlero Corp., Kingpin Intermediate Holdings LLC, as the borrower, JPMorgan Chase Bank, N.A., as the administrative agent, and the lenders from time to time party thereto, dated December 17, 2021.

Exhibit No.	Description
10.15	First Lien Credit Agreement, dated as of September 25, 2020, among Kingpin Intermediate Holdings LLC, Bowlero Corp., the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent (incorporated by reference to Exhibit 10.16 to Amendment No. 1 to Isos Acquisition Corporation’s Registration Statement on Form S-4 filed with the SEC on September 20, 2021) (File No. 333-258080)
10.16	Letter Agreement, dated as of December 13, 2021, by and between Isos Acquisition Corporation and Bowlero Corp.
10.17†	Bowlero Corp. 2021 Omnibus Incentive Plan.
10.18†	Bowlero Corp. Employee Stock Purchase Plan.
10.19†	Employment Agreement, dated as of December 15, 2021, by and between Bowlero Corp. and Thomas F. Shannon.
10.20†	Employment Agreement, dated as of December 15, 2021, by and between Bowlero Corp. and Brett I. Parker.
10.21†	Form of Option Award Agreement (Initial Option) for Thomas F. Shannon and Brett I. Parker under the Bowlero Corp. 2021 Omnibus Incentive Plan.
10.22†	Form of Option Award Agreement (Reallocated Option) for Thomas F. Shannon and Brett I. Parker under the Bowlero Corp. 2021 Omnibus Incentive Plan.
16.1	Response Letter from Marcum, LLP
21.1	Subsidiaries of Bowlero Corp.
104	Cover Page Interactive Data File (formatted as Inline XBRL)

*	Certain of the exhibits and schedules to this Exhibit 2.1 and 2.2 have been omitted in accordance with Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish copies of any of the omitted exhibits and schedules to the SEC upon its request.
†	Indicates management contract or compensatory plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bowlero Corp.

Date:	December 21, 2021	By:	/s/ Brett I. Parker
Name: Brett I. Parker
Title: President and Chief Financial Officer

[Signature Page to Form 8-K (Business Combination Closing)]